MULTIPLE SERVICES AGREEMENT
     This Agreement, dated as of the 22nd day of January, 1997 made by and between Beacon Global Advisors Trust (the "Trust"), a business trust operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS"), a corporation duly organized under the laws of the State of Delaware (collectively, the "Parties").
                      WITNESSETH THAT:
     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and FPS; and
     WHEREAS, the Parties desire to enter into an agreement whereby FPS will provide necessary and appropriate administrative, transfer agency, fund accounting and custody administration services to the Trust, including but not limited to those specified herein and in Schedule "A"; and
     WHEREAS, FPS is willing to provide such services and perform such functions upon the terms and conditions set forth below; and
     WHEREAS, the Trust will provide all necessary information to FPS so that FPS may appropriately execute its responsibilities hereunder;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
                     GENERAL PROVISIONS
     Section 1. Appointment The Trust hereby appoints FPS as servicing agent to the Trust and FPS hereby accepts such appointment. In order that FPS may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Trust to cooperate fully with FPS and, upon request of FPS, to provide such information, documents and advice relating to the Trust which FPS requires to execute its responsibilities hereunder. In connection with its duties, FPS will be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon the instruction, advice or any documents relating to the Trust as provided to FPS by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust will be deemed an expense of the Trust.
     Any activities performed by FPS under this Agreement will conform to the requirements of:
     (1) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;
     (2)  any other applicable provision of state and federal law;
     (3) the provisions of the Trust Instrument and the By-Laws of the Trust, as amended from time to time;
     (4) any policies and determinations of the Board of Trustees of the Trust; and
     (5) the policies of the Trust as reflected in the Trust's registration statement filed pursuant to the Act.

     Nothing in this Agreement will prevent FPS or any officer
thereof from providing the same or comparable services for or with any other person, firm or corporation.  While the services supplied to the Trust may be different than those supplied to other persons, firms or corporations, FPS will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from FPS as compared with the treatment provided to other FPS clients.
     Section 2.  Duties and Obligations of FPS
          (a)  Subject to the direction and control of the Board
of Trustees of the Trust, FPS will provide all necessary and appropriate administrative, transfer agency, fund accounting and custody administration services, including but not limited to those as set forth in this Agreement and in Schedule "A" attached hereto, which is incorporated by reference into this Agreement.
     Section 3.  Definitions   For purposes of this Agreement:
     "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the custodian which is actually received by the custodian and signed on behalf of the Trust by any two officers, and the term Certificate shall also include instructions communicated to the custodian by FPS.
     "Custodian" shall refer to that agent which provides
safekeeping of the assets of the Trust.
     "Instructions" shall mean instructions communications
transmitted by electronic or telecommunications media including, but not limited to, I.S.I.T.C., computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.
     "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FPS in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to FPS to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions to FPS on behalf of the Trust.
     "Shareholders" will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by
FPS for the Trust.
     "Shares" will mean the issued and outstanding shares of the
Trust.
     "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.
     "Written Instruction" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to FPS in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to FPS to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to FPS on behalf of the Trust.
     The Trust will file with FPS a certified copy of each
resolution of the Trust's Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.
     Section 4.  Indemnification
     (a) FPS, its directors, officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust in connection with the performance of the services under this Agreement that result from willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this Agreement.
     (b)  Any person, even though also a director, officer,
employee, shareholder or agent of FPS, who may be or become an officer, trustee, employee or agent of  the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with FPS'
duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of FPS even though such person may be receiving compensation from FPS.
     (c) The Trust agrees to indemnify and hold FPS harmless,
together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which FPS may sustain or incur or which may be asserted against FPS by any person by reason of, or as a result of:
          (i) any action taken or omitted to be taken by FPS except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, negligence or reckless disregard on the part of FPS in the performance of its obligations and duties under this
Agreement; or
          (ii) any action taken or omitted to be taken by FPS in
reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by FPS to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust, or upon the written opinion of legal counsel for the
Trust or FPS; or
          (iii) the offer or sale of shares of the Trust to any
person, natural or otherwise, which is in violation of any state or federal law.
     If a claim is made against FPS as to which FPS may seek
indemnity under this Section, FPS will notify the Trust promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Trust promptly of any action commenced against FPS within ten (10) days after FPS has been served with a summons or other legal process, giving information as to the nature and basis of the claim.  Failure to notify the Trust will not, however, relieve the Trust from any liability which it may have on account of the indemnity under this Section so long as the Trust has not been prejudiced in any material respect by such failure.
     The Trust and FPS will cooperate in the control of the defense of any action, suit or proceeding in which FPS is involved and for which indemnity is being provided by the Trust to FPS. The Trust may negotiate the settlement of any action, suit or proceeding subject to FPS' approval, which will not be unreasonably withheld. FPS reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel.
Costs or expenses incurred by FPS in connection with, or as a result of, such participation will be borne solely by the Trust if:
          (i) FPS has received an opinion of counsel from counsel
to the Trust stating that the use of counsel to the Trust by FPS would present an impermissible conflict of interest;
          (ii) the defendants in, or targets of, any such action or proceeding include both FPS and the Trust, and legal counsel to FPS has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the
Trust or which may be adverse to or inconsistent with defenses available to the Trust (in which case the Trust will not have the right to direct the defense of such action on behalf of FPS); or
          (iii) the Trust authorizes FPS to employ separate counsel
at the expense of the Trust.
     (d)  Indemnification by FPS. FPS shall indemnify and hold the
Trust and any of its series harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by FPS as a result of FPS' lack of good faith, negligence, willful misconduct or negligence.
     (e)  The terms of this Section will survive the termination of this Agreement.
     Section 5. Limitation of Liability. FPS is expressly put on notice of the limitation of liability as set forth in the Trust Instrument and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and that FPS shall not seek satisfaction of any such obligations from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.
     Section 6.  Compensation   The Trust agrees to pay FPS
compensation for its services, and to reimburse it for expenses, at the rates, times and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference, and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Trust and FPS.
     For the purpose of determining fees payable to FPS, the value of the Trust's net assets will be computed at the times and in the manner specified in the Trust's Prospectus and Statement of
Additional Information then in effect. The Trust will be billed for reimbursement of any out-of-pocket expenses paid by FPS on behalf of the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred.
     Upon written approval of an invoice by one officer of the Trust who is not an interested person of FPS, FPS is authorized to collect such fees by debiting the Trust's custody account in the amount of the invoices rendered for services performed under this Agreement.
     During the term of this Agreement, should the Trust seek
services or functions in addition to those outlined below or in
Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by both FPS and the Trust.
     Section 7.  Days of Operation.  Nothing contained in this
Agreement is intended to or will require FPS, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock
Exchange ("NYSE") is closed.  Functions or duties normally scheduled to be performed on such days will be performed on, and as of, the next succeeding business day on which the NYSE is open.
Notwithstanding the foregoing, FPS will compute the net asset value of the Trust on each day required pursuant to Rule 22c-1 promulgated under the Act.
     Section 8.  Inspection and Ownership of Trust Records.  In the
event that any request or demand for the inspection of the records of the Trust, FPS will use its best efforts to notify the Trust and to secure instructions as to permitting or refusing such inspection.
FPS may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Trust.
     FPS recognizes that the records it maintains for the Trust are the property of the Trust and will be surrendered to the Trust upon written notice to FPS as outlined under Section 9.(c) below and the
payment in advance of any fees owed to FPS.    FPS agrees to maintain
the records and all other information of the Trust in a confidential manner and will not use such information for any purpose other than the performance of FPS' duties under this Agreement.
     Section 9.  Duration and Termination
     (a) The initial term of this Agreement will be for the period of three (3) years, commencing on the date which the Trust's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.
     (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for two (2) years commencing on the Effective
Date of this Agreement and will continue thereafter subject to their review and any adjustment.
     (c) After the initial term of this Agreement, the Trust or FPS may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date will not be less than one hundred twenty (120) days after the date of receipt of such notice. Prior to the effective termination date, the Trust will pay to FPS such compensation as may be due as of the date of termination and will likewise reimburse FPS for any out-of-pocket expenses and disbursements reasonably incurred by FPS to such date.
     (d) In connection with the termination of this Agreement, if a successor to any of FPS' duties or responsibilities under this Agreement is designated by the Trust by written notice to FPS, FPS will promptly, upon such termination and at the expense of the Trust, transfer all records which belong to the Trust and will provide reasonable cooperation in transferring such records to the named successor.
     (e) Should the Trust desire to move any of the services outlined in this Agreement to a successor service provider prior to the expiration of the notice period, FPS shall make a reasonable effort to facilitate the conversion on such prior date, however, there can be no guarantee that FPS will be able to facilitate a conversion of services prior to the end of the notice period. Should services be converted to a successor service provider prior to the end of the notice period, or the Trust is liquidated or its assets merged or purchased or the like with another entity, payment of fees to FPS shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at FPS until the expiration of the notice period and at the asset levels on the date of conversion or termination.
     (f) Notwithstanding the foregoing, this Agreement may be terminated at any time by either party in the event of a material breach by the other party involving negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement and such breach shall have remained unremedied for sixty days or more after receipt of written specification thereof.
     Section 10. Notices Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing, and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Trust:                                 If to FPS:

Beacon Global Advisors Trust             FPS Services, Inc.
8260 Greensboro Drive, Suite 2503200 Horizon Drive, P.O. Box 61503
McLean, VA 22102-3801        King of Prussia, PA 19406-0903
Attention: Richard A. OllenAttention: Kenneth J. Kempf, President
President
     Section 11. Amendment No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by FPS and the Trust. This Agreement may be amended from time to time by supplemental agreement executed by the Trust and FPS and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.
     Section 12. Authorization The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.
     Section 13.  Counterparts  This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.
     Section 14. Assignment This Agreement will extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of FPS or by FPS without the written consent of the Trust authorized or approved by a resolution by its respective Boards of Directors and Trustees.
     Section 15. Governing Law This Agreement will be governed by the laws of the Commonwealth of Pennsylvania and the exclusive venue of any action arising under this Agreement will be Montgomery County, Commonwealth of Pennsylvania.
     Section 16.  Severability   If any part, term or provision of
this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.
     Section 17.  Timing of Receipt of Oral and Written Instructions
as they pertain to shareholders and share transactions   For an
instruction to be deemed properly received, FPS shall receive as of the close of each business day or on such other schedule as the Trust determines is necessary, such Written or Oral Instructions (to be delivered to FPS no later than 11:00 a.m. Eastern time, the next following business day) containing all data and information necessary for FPS to maintain the Trust's records, and FPS may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of nine typewritten pages, together with Schedules "A," "B" and "C" to be signed by their duly authorized officers as of the day and year first above written.

Beacon Global Advisors Trust                FPS Services, Inc.



/s/ Richard A. Ollen                        /s/ Kenneth J. Kempf
By: Richard A. Ollen, President             By Kenneth J. Kempf, President

                                               Schedule "A"


       SERVICES TO BE PROVIDED BY FPS SERVICES, INC.

FPS will (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Agreement; and
(ii) take all actions it deems necessary to properly execute its responsibilities hereunder.

I. Regulatory Compliance

        A.   Compliance - Investment Company Act of 1940, as amended
                  1. Review, report and renew
                       a.   investment advisory contracts
                       b.   fidelity bond
                       c.   underwriting contracts, if applicable
                       d. distribution (12b-1) plans, if applicable e administration contracts
                       f.   accounting contracts
                       g.   custody administration contracts
                       h.   custody contract
                       i.   transfer agent and shareholder services
                            contracts
                  2. Filings
                       a N-SAR (semi-annual report)
                       b.   N-1A (Prospectus), post-effective
                            amendments and supplements thereto
                            ("stickers")
                       c.   24f-2: indefinite registration of shares
                       d.   Filing fidelity bond under 17g-1
                       e.   Filing shareholder reports under 30(b)2-1

                  3. Annual up-dates of biographical and financial
                     information through questionnaires for Trustees and Officers

        B.   Compliance - Other
                  1. applicable stock exchange rules
                  2. applicable state tax laws

II.     Corporate Business and Shareholder/Public Information

        A.   Trustees/Management
                  1. Preparation of Trustees' meetings
                       a.   agendas - all necessary items of
                            compliance
                       b.   arrange and conduct meetings
                       c.   prepare minutes of meetings
                       d.   keep attendance records
                       e.   maintain corporate records minute book
        B.   Coordinate Proposals
                  1. Printers
                  2. Auditors
                  3. Literature fulfillment
                  4. Insurance
        C.   Maintain Corporate Calendars and Files
        D. Release Corporate Information (as directed by management)
                  1. To shareholders
                  2. To financial and general press
                  3. To industry publications
                       a.   distributions (dividends and capital
                            gains)
                       b.   tax information
                       c.   changes to prospectus
                       d.   letters from management
                       e.   fund performance
                  4.   Respond to:
                       a.   financial press
                       b.   miscellaneous shareholders inquiries
                       c.   industry questionnaires

        E.   Communications to Shareholders
                  1. Coordinate printing and distribution of annual,
                     semi-annual reports,
                     and prospectus

III.    Financial and Management Reporting

        A.   Income and Expenses
                  1. Expense figures calculated and accrual levels set
                  2. Monitoring of expenses and expense caps (monthly)
                  3. Approve and coordinate payment of expenses
                  4. Checking Account Reconciliation (monthly) and
                     establish expense checking account
                  5. Calculation of advisory fee, 12b-1 fee and
                     reimbursements to Trust, if applicable
                  6. Authorize the recording and amortization of
                     organizational costs and pre-paid expenses
                     (supplied by Advisor), for start-up funds and reorganizations
                  7. Calculation of average net assets
                  8. Expense ratios calculated

        B.   Distributions to Shareholders
                  1. Projections of dividend distribution amounts
                  2. Calculations of dividends and capital gain
                     distributions (in conjunction with the Trust and its auditors)
                     a.  compliance with income tax provisions
                     b.  compliance with excise tax provisions
                     c. compliance with Investment Company Act of 1940, as amended

                  3. Book/Tax identification and adjustments at required distribution periods
                     (in conjunction with the Trust and its auditors)

        C.   Financial Reporting
                  1. Liaison between fund management, independent
                     auditors and printers
                     for shareholder reports
                  2. Preparation of semi-annual and annual reports to
                     shareholders
                  3. 60 day delivery to shareholders
                  4. Preparation of semi-annual and annual N-SAR's
                     (Financial Data)
                  5. Preparation of Financial Statements for required
                     SEC Post-Effective
                     Amendments (if applicable)
                  6. Preparation of required performance graph
                     (annually)(based on management supplied
                     indicies)

        D.   Subchapter M Compliance (monthly)
                  1. Asset diversification test
                  2. Short/short test
                  3. Income qualification test

        E.   Other Financial Analysis
                  1. Upon request from fund management, other
                     budgeting and analyses can be constructed to meet a fund's specific needs (additional fees may apply)
                  2. Sales information, portfolio turnover (monthly)
                  3. Work closely with independent auditors on return
                     of capital disclosure and presentation, excise tax calculation
                  4. Monthly performance calculation (total return)
                  5. 1099 Miscellaneous - prepared and filed Trustees
                     (annual)
                  6. Annual analysis of interest derived from various
                     Government obligations and prepare detail schedule showing same
                  7. Review 1099-DIV information for accuracy

        F.   Review and Monitoring Functions (monthly)
                  1. Review expense and reclassification entries to ensure
                     proper update
                  2. Perform various reviews to ensure accuracy of
                     subscription/liquidation schedules, the monthly expense analysis and daily review of bank statements to ensure accurate expense movements
                  3. Review accruals and expenditures (where
                     applicable)

        G. Preparation and distribution of monthly operational reports to management by 10th Business Day
                  1. Management Statistics (Recap)
                  a. portfolio summary
                  b. book gains/losses/per share
                  c. net income, book income/per share
                  d. capital stock activity
                  e. distributions
                  2. Performance Analysis
                  a. total return
                  b. monthly, quarterly, year to date, average annual
                     returns
                  3. Expense Analysis
                  a. schedule
                  b. summary of due to/from Advisor
                  c. expenses paid
                  d. expense cap
                  e. accrual monitoring
                  f. advisory fee
                  4. Short-Short Analysis
                  a. short-short income
                  b. gross income (components)
                  5. Portfolio Turnover
                  a. market value
                  b. cost of purchases
                  c. net proceeds of sales
                  d.  average market value
                  6. Asset Diversification Test
                  a. gross assets
                  b. non-qualifying assets
                  7. Activity Summary
                  a. shares sold, redeemed and reinvested
                  b. change in investment

        H. Provide rating agencies statistical data as requested (monthly/quarterly)

        I.   Standard schedules for Board Package (Quarterly)
                  1. Activity Summary (III-G-7 from above)
                  2. Expense analysis
                  3. Other schedules can be provided (additional fees
                     may apply)


IV.     Services Related to Portfolio Valuation and Accounting
   All financial data provided to, processed, and reported by FPS under this Agreement shall be stated in United States dollars. FPS' obligation to convert, equate or deal in foreign currencies or values extends only to the accurate transposition of information received from the various pricing and information services.

   A.   Daily Accounting Services

        1.   Calculate Net Asset Value ("NAV") and Offering Price
             Per Share:

                  Update the daily market value of securities held by the Trust using FPS' standard agents for pricing domestic equity and bond securities. The domestic equity pricing services employed by FPS are Reuters, Inc., Muller Data Corporation, J.J. Kenny Co., Inc. and Interactive Data Corporation (IDC). Muller Data, Telerate Systems, Inc., J.J. Kenny Co., Inc. and IDC are employed by FPS for bond and money market prices/yields. Bloomberg is available and used for price research.
                  Enter limited number of manual prices supplied by the Trust.
                  Prepare NAV proof sheets. Review components of change in NAV for reasonableness.
                  Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by the Trust. Verify US dollar security prices exceeding variance levels by notifying the Trust and pricing sources of noted variances.
                  Review for ex-dividend items indicated by pricing sources; trace to Trust's general ledger for agreement.
                  Communicate required pricing information
                  (NAV/Offering Price) to Trust's Advisor, agent performing shareholder servicing and electronically to NASDAQ.

        2. Determine and Report Cash Availability to Trust by approximately 9:30 a.m. Eastern Time:
                  Receive daily cash and transaction statements from the custodian by 8:30 a.m. Eastern time.
                  Receive previous day shareholder activity reports from the Trust's agent providing services related to shareholders and share transactions by 8:30 A.m. Eastern time.
                  Fax hard copy of Cash Availability calculations with all details to the Trust.
                  Supply the Trust with 3-day cash projection report. Prepare and complete daily bank cash reconciliations including documentation of any reconciling items and notify the Trust and the Trust's Custodian.

        3.   Reconcile and Record All Daily Expense Accruals:
                  Accrue expenses based on budget supplied by the Advisor either as percentage of net assets or specific dollar amounts.
                  If applicable, monitor expense limitations established by the Advisor.
                  If applicable, accrue daily amortization of organizational expense.
                  If applicable, completed daily accrual of 12b-1 expenses.

        4.   Verify and Record All Daily Income Accruals for Debt
             Issues:
                  Review and verify all system generated interest and amortization reports
                  Establish unique security codes for bond issues to permit segregated trial balance income reporting.

         5. Monitor Domestic Securities held for cash dividends, corporate actions and capital changes such as splits, mergers, spinoffs, etc. and process appropriately.
                  Monitor electronically received information from Muller Data Corporation for all domestic securities.
                  Review current daily security trades for dividend activity.
                  Interface with the Custodian to monitor timely collection and postings of corporate actions, dividends and interest.

        6. Enter All Security Trades on Investment Accounting System (IAS) based on written instructions from Trust's Advisor.
                  Review system verification of trade and interest calculations.
                  Verify settlement through the statements supplied by the Custodian.
                  Maintain security ledger transaction reporting. Maintain tax lot holdings.
                  Determine realized gains or losses on security trades.
                  Provide complete broker commission reporting.

        7.   Enter All Fund Share Transactions on IAS:
                  Process activity identified on reports supplied by the Trust's agent providing services related to shareholders and share transactions.
                  Verify settlement through the statements supplied by the Trust's Custodian.
                  Reconcile report balances to the Trust's agent providing services related to shareholders and share transactions.

        8.   Prepare and Reconcile/Prove Accuracy of the Daily
             Trial Balance (listing all asset, liability, equity, income and expense accounts)
                  Post manual entries to the general ledger.
                  Post custodian bank activity.
                  Post shareholder and security transactions.
                  Post and verify system generated activity, i.e., income and expense accruals.
                  Prepare Trust's general ledger net cash proof used in NAV calculation.

        9.   Review and Reconcile with Custodian Statements:
                  Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. (Discrepancies will be reported to and resolved by the Custodian.)
                  Post all cash settlement activity to the Trial
                  Balance.
                  Reconcile to ending cash balance accounts.
                  Clear IAS subsidiary reports with settled amounts. Track status of past due items and failed trades handled by the Custodian.

        10.  Submission of Daily Accounting Reports to Trust:
             (Additional reports readily available.)
                  Trial Balance
                  Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security).
                  NAV Calculation Report.
                  Cash availability and 3-day Cash Projection Report.

   B.  Monthly Accounting Services

        1.   Full Financial Statement Preparation (automated
             Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to Advisor by 10th business day.

        2.   Submission of Monthly Automated IAS Reports to
             Advisor:
                  Security Purchase/Sales Journal
                  Interest and Maturity Report
                  Brokers Ledger (Commission Report)
                  Security Ledger Transaction Report with Realized
                  Gains/Losses
                  Security Ledger Tax Lot Holdings Report
                  Additional reports available upon request

        3.   Reconcile Accounting Asset Listing to Custodian Asset
             Listing:
                  Report any security balance discrepancies to the Custodian and the Advisor.

        4.   Provide Monthly Analysis and Reconciliation of
             Additional Trial Balance Accounts,
             such as:
                  Security cost and realized gains/losses
                  Interest/dividend receivable and income
                  Payable/receivable for securities purchased and sold
                  Payable/receivable for Trust's shares; issued and redeemed
                  Expense payments and accruals analysis

        5.   If Appropriate, Prepare and Submit to Beacon Global
             Advisors, Inc.(additional fees may apply):
                  SEC yield reporting (non-money market funds with domestic and ADR securities only).
                  Income by state reporting.
                  Standard Industry Code Valuation Report.
                  Alternative Minimum Tax Income segregation schedule.

   C.  Annual (and Semi-Annual) Accounting Services

        1. Annually assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

        2.   Provide semi-annual N-SAR Reporting (Accounting Questions):

             If applicable for the Trust, answer the following items:
             2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37,
             43, 53, 55, 62, 63, 64B, 71, 72, 73, 74, 75 and 76.


   D.  Accounts and Records
   On each day the NYSE is open for regular trading and subject to the proper receipt (via Oral or Written Instructions) by FPS of all information required to fulfill its duties under this Agreement, FPS will maintain and keep current the following Accounts and Records and any other records required to be kept pursuant to Rule 31a-1 of the Act relating to the business of the Trust in such form as may be mutually agreed upon between the Trust and FPS:

        (1)  Net Asset Value Calculation Reports;
        (2)  Cash Receipts Report;
        (3)  Cash Disbursements Report;
        (4)  Dividends Paid and Payable Schedule;
        (5)  Purchase and Sales Journals - Portfolio Securities;
        (6)  Subscription and Redemption Reports;
        (7)  Security Ledgers - Transaction Report and Tax Lot Holdings Report;
        (8)  Broker Ledger - Commission Report;
        (9)  Daily Expense Accruals;
         (10)     Daily Interest Accruals;
         (11)     Daily Trial Balance;
         (12)     Portfolio Interest Receivable and Income Reports;
         (13)     Portfolio Dividend Receivable and Income Reports;
         (14) Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security; and
         (15)     Average Daily Net assets provided on monthly basis.


   E.Protocol concerning accuracy of Pricing Portfolio Securities and NAV Price Changes

   FPS shall perform the ministerial calculations necessary to calculate the net asset value each day that the New York Stock Exchange is open for business, in accordance with; (i) the current Prospectus and Statement of Additional Information for the Trust, and (ii) procedures with respect thereto approved by the Board of Trustees of the Trust and supplied in writing to FPS. Portfolio items for which market quotations are available by FPS' use of an automated financial information service (the "Service") shall be based on the closing prices of such Service except where the Trust or the Advisor has given or caused to be given specific Written or Oral Instructions to utilize a different value subject to the appropriate provisions in the Trust's Prospectus and Statement of Additional Information then in effect. All of the portfolio securities shall be given such values as the Trust or the Advisor provides by Written or Oral Instructions including all restricted securities and other securities requiring valuation not readily ascertainable solely by such Service subject to the appropriate provisions in the Trust's Prospectus and Statement of Additional Information then in effect.

   FPS will have no responsibility or liability for (i) the accuracy of prices quoted by such Service; (ii) the accuracy of the information supplied by the Trust; or (iii) any loss, liability, damage, or cost arising out of any inaccuracy of such data. FPS will have no responsibility or duty to include information or valuations to be provided by the Trust in any computation unless and until it is timely supplied to FPS in
   usable form.   FPS will record corporate action information as
   received from the Custodian, the Service or the Trust. FPS will not have any duty to gather or record corporate action information not supplied by these sources.

   FPS will assume no liability for price changes caused by the Advisor or any subadvisor, Custodian, suppliers of security prices, corporate action and dividend information, or any party other than FPS itself.

   In the event an error is made by FPS which creates a price change of an amount greater than or equal to one half of one percent of the correct net asset value ("NAV"), consideration must be given to the effect of the price change as described below.
        (a) If the NAV should have been higher for a date or dates in the past, the error would have the effect of having given more shares to subscribers and less money to redeemers to which they were entitled. Conversely, if the NAV should have been lower, the error would have the effect of having given less shares to subscribers and overpaying redeemers.
        (b) If the error affects the prior business day's NAV only and if FPS can rerun the prior day's work before shareholder statements and checks are mailed, the Trust hereby accepts this manner of correcting the error.
        (c) If the error spans five (5) business days or less, FPS will reprocess shareholder purchases and redemptions where redeeming shareholders have been
             underpaid.   FPS will assume liability to the Trust
             for overpayments to shareholders who have fully redeemed.
        (d) If the error spans more than five (5) business days, FPS would bear the liability to the Trust for: (i) paying for the excess shares given to shareholders if the NAV should have been higher; or
             (ii) funding overpayments to shareholders who have redeemed if the NAV should have been lower. The cost of any reprocessing required for shareholders who have been credited with fewer shares than appropriate or for redeeming shareholders who are due additional amounts of money will also be borne by FPS.

   F.  Protocol regarding Receipt of Instructions
   For all purposes under this Agreement, FPS is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents on behalf of the Trust. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record will be delivered, and in cases where FPS receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Trust will cause the broker/dealer to send a written confirmation to the Custodian. FPS will be entitled to rely on the first Oral or Written Instruction received and any act or omission undertaken in compliance therewith will be free of liability and fully indemnified and held harmless by the Trust, provided, however, that in the event a Written or Oral Instruction received by FPS is countermanded by a subsequent Written or Oral Instruction received by FPS prior to acting upon such countermanded Instruction, FPS will act upon such subsequent Written or Oral Instruction. The sole obligation of FPS with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form will be to make reasonable efforts to detect any such discrepancy between the original Instruction and such
   confirmation and to report such discrepancy to the Trust.   The
   Trust will be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires FPS to act, the Trust will give FPS specific Written Instruction as to the action required.


V. Assumptions Regarding Portfolio Valuation and Accounting (The Fees as set forth in Schedule "B" are based on the following assumptions. To the extent these assumptions are inaccurate or requirements change, fee revisions may be necessary.)

   Basic Assumptions:

   1. The Trust's portfolio asset composition will be primarily domestic equities. Trading activity is expected to be moderate with an annual turnover rate not to exceed 100%.

   2. The Trust has a tax year-end which coincides with its fiscal year-end. No additional accounting requirements are necessary to identify or maintain book-tax differences. FPS does not provide security tax accounting which differs from its book accounting under this fee schedule

   3. The Trust agrees to the use of FPS' standard current pricing services for domestic equity and debt securities.

        It is assumed that FPS will work closely with the Trust to ensure the accuracy of the Trust's NAV and distribution rates and to obtain the most satisfactory pricing sources and specific methodologies prior to the actual start-up date. The Trust will establish security variance procedures to minimize NAV and distribution rate miscalculations.

   4. To the extent the Trust requires a limited number of daily security prices from specific brokers for domestic securities (as opposed to pricing information received electronically), these manual prices will be obtained by the Trust's Advisor and faxed to FPS by 4:00 p.m. Eastern time for inclusion in the NAV calculations. The Advisor will supply FPS with the appropriate pricing contacts for these manual quotes.

   5. Procedural discussions between FPS and the Trust are required to clarify the appropriate pricing and dividend rate sources if the Trust invests in regulated investment companies (RIC's). Depending on the methodologies selected by the Trust, additional fees may apply.

   6. FPS will supply daily Portfolio Valuation Reports to the Trust's Advisor identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation/depreciation. It will be the responsibility of the Advisor to review these reports and to promptly notify FPS of any possible problems, trade discrepancies, incorrect security prices or corporate action/capital change information that could result in a misstated NAV.

   7. The Trust does not currently expect to invest in open-end regulated investment companies (RIC's), mortgage backed securities, swaps, futures, hedges, derivatives or foreign (non-US dollar denominated) securities and currency. To the extent these investment strategies should change, additional fees will apply after the appropriate procedural discussions have taken place between FPS and Trust management. (Two weeks advance notice is required should the Trust commence trading in these investments.)

   8. The Trust will supply FPS with critical income information such as accrual methods, interest payment frequently details, coupon payment dates, floating rate reset dates, and complete security descriptions with issue types and CUSIP numbers for all debt issues. The Trust's Advisor shall supply the yield to maturity and related cash flow schedules for any mortage/asset-backed securities held in the Trust.

   9. The Advisor will supply/support FPS in timely receipt of dividend information and return of capital characterization for the REITs held in the Trust. To the extent applicable, FPS will maintain on a daily basis US dollar denominated qualified covered call options and index options reporting on the daily Trial Balance and value the respective options and underlying positions. This Agreement does not provide for tax classifications if they are required.

   10. The Trust is responsible for the establishment and monitoring of any segregated accounts pertaining to any Line of Credit. FPS will reflect appropriate Trial Balance account entries and interest expense accrual charges on the daily Trial Balance adjusting as necessary at month-end.

   11. If the Trust commences participation in security lending, leveraging, or short sales within their portfolio securities, additional fees will apply. (Two weeks advance notice to FPS is required should the Trust desire to participate in the above.)

   12. The Trust will supply FPS with portfolio specific expense accrual procedures and monitor the expense accrual balances for adequacy based on outstanding liabilities monthly.

   13. Specific deadlines will be met and complete information will be supplied by the Trust in order to minimize any settlement problems, NAV miscalculations or income accrual adjustments.

        The Trust will direct the Advisor to provide Trade Authorization Forms to FPS with the appropriate officer's signature on all security trades placed by the Trust no later than 12:30 p.m. Eastern time on settlement/value date for short term money market securities issues
        (assuming that trade date equals settlement date); and by 11:00 a.m. Eastern time on trade date plus one for non-money market securities. Receipt by FPS of trade information within these identified deadlines may be via telex, fax or on-line system access. The Advisor will supply FPS with the trade details in accordance with the above stated deadlines.

        The Advisor will provide all information required by FPS, including CUSIP numbers and/or ticker symbols for all US dollar denominated trades on the Trade Authorization, telex or on-line support. FPS will supply the Advisor with recommended trade ticket documents to minimize receipt of incomplete information. FPS will not be responsible for NAV changes or distribution rate adjustments that result from incomplete trade information.

   14. To the extent the Trust utilizes purchases in-kind (U.S. dollar denominated securities only) as a method for shareholder subscriptions, FPS will provide the Trust with procedures to properly handle and process such transactions. Should the Trust prefer procedures other than those provided by FPS, additional fees may apply. Discussions shall take place at least two weeks in advance between FPS and the Trust to clarify the appropriate in-kind operational procedures to be followed.

   15. The Parties will establish mutually agreed upon amortization procedures and accretion requirements for debt issues held by the Trust prior to commencement of operations. Adjustments for financial statements regarding any issues with original issue discount (OID) are not included under this Agreement. The Trust will direct its independent auditors to complete the necessary OID adjustments for financial statements and/or tax reporting.

   16. The Trust is not currently expected to issue separate classes of shares. To the extent it does, additional fees will be negotiated.

VI.     Services Related to Shareholders and Share Transactions

   A.   Shareholder File

             1. Establish new accounts and enter demographic data into shareholder base. Includes in-house processing and NSCC - FundSERV - Networking transmissions.

             2. Create Customer Information File (CIF) to link accounts within the Trust and across funds within the Trust. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

             3. Maintain account and customer file records, based on shareholder request and routine quality review.

             4. Maintain tax ID certification and NRA records for each account, including backup withholding.

             5.  Provide written confirmation of address changes.

             6. Produce shareholder statements for daily activity, dividends, on-request, third party and periodic mailings.

             7. Establish and maintain dealer file by fund group, including dealer, branch, representative number and name.

             8. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

             9. Image all applications, account documents, data changes, correspondence, monetary transactions, and other pertinent shareholder documents.

             10. Record issuance transfer and redemption
                 transactions.

         B.   Shareholder Services

             1. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges systematic withdraws, pre-authorized drafts, FundSERV and wire order trades, problem solving and process telephone transactions.

             2. Silent monitoring of telephone representative calls by the phone supervisor during live conversations to ensure exceptional customer service.

             3. Record and maintain tape recordings of all shareholder calls for a six month period.

             4. Phone Supervisor produces daily management reports of shareholder calls which include tracking volumes, call lengths, average wait time and abandoned call rates to ensure quality service.

             5. Provide quality assurance of phone routing by the unit Assistant Phone Supervisor through verification of the Rolm in house computer terminal linkage.

             6. Customer inquiries received by letter or telephone are researched by a correspondence team. Inquiries include: account/customer file information, complete historical account information, stop payments on checks and transaction details.

             7. Provide written correspondence in response to shareholder inquiries. Provide written requests for informational purposes (e.g., received unclear shareholder instructions). Whenever possible, unclear shareholder instructional letters are handled by a phone call to the shareholder from our phone representatives to avoid delay in processing of the request.

         C.   Investment/Purchase Processing

             1. Establish and maintain Rights of Accumulation and Letter of Intent files.
             2. Initial investment (checks or Fed wires) and issuance of Shares consistent with the Trust Instrument and registration then in effect.
             3. Subsequent investments (checks or Fed wires) processed through lock box.
             4. Pre-authorized investments (PAD) through ACH system.
             5.  Government allotments through ACH system.
             6. Prepare and process daily bank deposit of shareholder investments.
             7. Share certificates will not be issued except by special arrangement.

         D.   Redemption Processing

             1. Process letter redemption requests if in proper form, including signature guarantees.
             2.  Process telephone redemption transactions.
             3. Establish Systematic Withdrawal file and process automated transactions on monthly basis.
             4.  Issue checkbooks and process checkbook
                 redemption through agent bank.
             5. Redemption proceeds distributed to shareholder by check, Fed wire or ACH processing.

         E.   Exchange & Transfer Processing

             1.  Process legal transfers.
             2.  Issue and cancel certificates (if used).
             3. Replace certificates through surety bonds (separate charge to shareholder).
             4. Process Automated Customer Account Transfer Service (ACATS) transfers.
             5.  Process exchange transactions (letter and telephone requests).

         F.   Retirement Plans

             1. Trust sponsored IRAs offered using Semper Trust
                Company as custodian.
                Services include:
                a.         Contribution processing
                b.         Distribution processing
                c.         Apply rollover transactions
                d.         Process Transfer of Assets
                e.         Letters of Acceptance to prior custodians
                f.         Notify IRA holders of 70 1/2 requirements
                g.         Calculate Required Minimum Distributions (RMD)
                h.         Maintain beneficiary information file
                i.         Solicit birth date information

             2. Trust sponsored SEP-IRA plans offered using Semper
                Trust Company as custodian. Services include those listed under IRAs and identification of employer contributions

             3. Trust sponsored Qualified plans offered:
                a.  Plan document available
                b.  Omnibus/master account processing only
                c.  Produce annual statements
                d.  Process contributions
                e.  Process distributions
                f.  Process rollover and Transfer of Assets transactions

         G.   Distributions

             1. Five business days prior notice of any
                distribution is required to FPS so that FPS may properly plan to process such distribution.
             2. FPS will process any distribution through
                reinvestment or forward proceeds as appropriate.

         H.   Settlement & Control

             1. Daily review of processed shareholder transactions
                to assure input was processed correctly. Accurate trade activity figures passed to the Trust's agent which provides portfolio valuations and investment company accounting by 11:00 a.m. EST.
             2. Preparation of daily cash movement sheets to be
                passed to the Trust's agent which provides portfolio valuations and investment company accounting and custodian bank by 10:00 a.m. EST for use in determining the Trust's daily cash availability.
             3. Prepare a daily share reconcilement which balances
                the shares on the Transfer Agent system to those on the books of the Trust.
             4. Resolve any outstanding share or cash issues that
                are not cleared by trade date + 2.
             5. Process shareholder adjustments including the
                proper notification of any booking entries needed, as well as any necessary cash movement.
             6. Settlement and review of the Trust's declared
                dividends and capital gains to include the following:
                a. Review record date report for accuracy of shares.
                b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.
                c. Distribute copies to the Trust's agent which provides portfolio valuations and investment company accounting.
                d. Preparation of the checks prior to being mailed.
                e.         Sending of any dividends via wires if
                           requested.
                f. Preparation of cash movement sheets for the cash portion of the dividend payout on payable date.
             7. Placement of stop payments on dividend and
                liquidation checks as well as the issuance of their replacements.
             8. Maintain inventory control for stock certificates
                and dividend check form.
             9. Aggregate tax filings for all FPS clients. Monthly
                deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.
             10.Timely settlement and cash movement for all
                NSCC/FundSERV activity.
             11.Uniform Commercial Code or written opinion of
                counsel shall control any transaction which does not include complete documentation.

         I.  Year-End Processing

             1. Maintain shareholder records in accordance with
                IRS notices for under-reporting and invalid Tax
                IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.
             2. Conduct annual W-9 solicitation of all uncertified
                accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.
             3. Conduct periodic W-8 solicitation of all non-resident
                alien shareholder accounts.  Update
                account tax status with updated shareholder
                information and treaty rates for NRA tax.
             4. Review IRS Revenue Procedures for changes in
                transaction and distribution reporting and
                specifications for the production of forms to ensure compliance.
             5. Coordinate year end activity with client.
                Activities include producing year end statements, scheduling record dates for year end dividends and capital gains, production of combined statements and printing of inserts to be mailed with tax forms.
             6. Prepare Tax year-end confirmation letter for Trust
                approval regarding all distributions made throughout year. Dates and rates must be confirmed by the Trust so that they can be used for reporting to the IRS.
             7. Coordinate the ordering of form stock envelopes
                from vendor in preparation of tax reporting.
                Review against IRS requirements to ensure accuracy. Upon receipt of forms and envelopes allocate space for storage.
             8. Prepare form flashes for the microfiche vendor.
                Test and oversee the production of fiche for year end statements and tax forms.
             9. Match and settle tax reporting totals to fund
                records and on-line data from Investar.
             10.  Produce forms 1099R, 1099B, 1099Div, 5498, 1042S
                  and year end valuations. Quality assure forms before mailing to shareholders.
             11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.
             12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

         J.   Client Services

             1. An Account Manager is assigned to each
                relationship. The Account Manager acts as the liaison between the Trust and the Transfer Agency staff. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant Trust interaction on daily operational issues.

                Specifically:
                a. Scheduling of dividends, proxies, report mailings and special mailings.
                b. Coordinate with the Trust shipment of materials for scheduled mailings.
                c. Liaison between the Trust and support services for preparation of proofs and eventual printing of statement forms, proxy cards, envelopes, etc.
                d. Handle all notification to the client regarding proxy tabulation through the meeting. Coordinate scheduling of materials including voted cards, tabulation letters, and shareholder list to be available for the meeting.
                e. Order special reports, tapes, discs for special systems requests received.
                f. Implement new operational procedures, e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions, etc.
                g. Coordinate with systems, services and operations, special events, e.g., mergers, new fund start ups, household mailings, additional mail files.
                h. Prepare standard operating procedures and review prospectuses for new start up funds and our current client base. Coordinate implementation of suggested changes with the Trust.
                i. Liaison between the Trust and the Transfer Agency staff regarding all service and operational issues.

             2. Proxy Processing (Currently one free per year)
                a.         Coordinate printing of cards with vendor.
                b. Coordinate mailing of cards with Account Manager and mailroom. Tabulation of returned cards.
                c. Provide daily report totals to Account Manager for client notification.
                d.         Preparation of affidavit of mailing documents.
                e.         Provide one shareholder list.
                f.         Prepare final tabulation letter.

             3. Blue Sky Processing
                a. Maintain file with additions, deletions, changes and updates at the Trust's direction.
                b. Provide daily and monthly reports to enable the Trust to do necessary state filings.

The following services are available under a supplementary schedule of fees:

             1. Produce shareholder lists, labels and ad hoc
                reports for Advisor as requested.
             2. Systematic linkage of shareholder accounts with
                exact matches on social security number and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.
             3. Production of household mailing labels which
                enable the Trust to do special mailings to each address in the Trust rather than each account.
             4. Wire order and NSCC - Fund/SERV trades.
             5. Provide wire order and NSCC - Fund/SERV trade
                processing.
             6. Customized recording of fund prices daily after
                regular business hours for shareholder access.


                      DAILY REPORTS

             REPORT NUMBER           REPORT DESCRIPTION

                --                   Daily Activity Register
                024                  Tax Reporting Proof
                051                  Cash Receipts and Disbursement Proof
                053                  Daily Share Proof
                091                  Daily Gain/Loss Report
                104                  Maintenance Register
                044                  Transfer/Certificate Register
                056                  Blue Sky Warning Report


                     MONTHLY REPORTS

                     REPORT DESCRIPTION

                  Blue Sky
                  Certificate Listing
                  State Sales and Redemption
                  Monthly Statistical Report
                  Account Demographic Analysis
                  Month To Date Sales - Demographics by Account Group Account Analysis by Type

VII. Services Related to the Administration of the Safekeeping of the Assets of the Trust:
             Pursuant to the appointment by the Trust of FPS to act as the Trust's agent for the specific purpose of taking receipt of, and making payment for, custody services performed on the Trust's behalf by the Custodian pursuant to an agreement between the Custodian and the Trust, FPS shall provide the following services:
             (i) accept invoices charged to the Trust for custody services performed by the Custodian on the Trust's behalf;
             (ii) remit payment to the Custodian for such
                  services performed;
             (iii)coordinate and process portfolio trades through
                  terminal links with the Custodian;
             (iv) input and verify portfolio trades;
             (v)  monitor pending and failed security trades;
             (vi) coordinate communications between brokers and
                  banks to resolve any operational problems;
             (vii)advise the Trust of any corporate action
                  information, address and follow up on any dividend or interest discrepancies;
             (viii)process the Trust's expenses;
             (ix) interface with the accounting services provider
                  and the transfer agent to research and resolve custody cash problems; and
             (x) provide daily statements of cash and portfolio transactions and monthly statements of portfolio positions and other reports.
                                               Schedule "B"

                                     FEE SCHEDULE
                            FOR
                BEACON GLOBAL ADVISORS TRUST



               MULTIPLE SERVICES FEE SCHEDULE

This Fee Schedule is fixed for a period of two (2) years from the Effective Date as that term is defined in the Agreement.


I.       Fees related to Administration (Compliance and Financial
         Reporting)

         A. Subject to a minimum annual fee of $55,000 for the initial Series' first class of shares and $12,000 for each additional separate series or class thereof, the Trust agrees to pay FPS each month an asset based fee calculated at the annual rate of:

             .0015              On the First   $ 50 Million of
                                               the Average Net
                                               Assets of the
                                               Trust;
             .0010              On the Next    $ 50 Million of the
                                               Average Net Assets of
                                               the Trust;
             .0005                 Over        $100 Million of the Average Net
                                          Assets of the Trust

         B.  Blue Sky Administration
             $150/permit/per state/per year (This fee will be waived in the first year from effective date.)

             An additional fee of $25 per filing will be charged for non-standard filings such as secondary post-effective amendments, additional classes of shares or mergers and acquisitions.

II.      Fees related to Portfolio Valuation and Accounting

         A. Annual Fee Schedule Per Domestic Portfolio (US Dollar Denominated Securities Only)(1/12th payable monthly in advance based on the prior month's average daily combined classes' net assets and number of portfolios):

        $24,000   Minimum to     $ 10 Million of Average Net Assets
        .0004     On the Next    $ 40 Million of Average Net Assets
        .0003     On the Next    $ 50 Million of Average Net Assets
        .0001        Over        $100 Million of Average Net Assets

          Additional class of shares is $12,000 minimum per year.

  B. Pricing Services Quotation Fee (based on individual CUSIP or security identification number.) Specific costs will be identified based upon options selected by The Cruelty Free Value Fund and will be billed monthly. While we anticipate that the Fund would be invested in domestic equities, should the Fund invest in different investments, the following pricing fees would apply.



Security Types
                          Muller
                           Data
                          Corp.*
                     Interactive Data
                          Corp.*
                           J.J.
                          Kenney
                        Co., Inc.


                     Government Bonds
$                           .50
$                           .50
$                         .25 (a)


Mortgage-Backed (evaluated,
seasoned, closing)
                            .50
                            .50
                          .25 (a)


Corporate Bonds (short and long
term)
                            .50
                            .50
                          .25 (a)


U.S. Municipal Bonds (short and
long term)
                            .55
                            .80
                          .50 (b)


CMO's/ARM's/ABS
                            1.00
                            .80
                          1.00 (a)


Convertible Bonds
                            .50
                            .50
                          1.00 (a)


High Yield Bonds
                            .50
                            .50
                          1.00 (a)


Mortgage-Backed Factors (per
Issue per Month)
                            1.00
                            n/a
                            n/a


Domestic Equities
                           (d)
                           .15
                           n/a


                     Domestic Options
                            n/a
                            .15
                            n/a


Domestic Dividends & Capital
Changes
(per Issue per month)
                            (d)
                            3.50
                            n/a


Foreign Securities
                            .50
                            .50
                            n/a


Foreign Securities Dividends &
Capital Changes
(per Issue per Month)

                            2.00

                            4.00

                            n/a


Set-up Fees
                            n/a
                           n/a(e)
                          .25 (c)


All Added Items
                            n/a
                            n/a
                         .25 (c)


           * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

                (a)  $35.00 per day minimum
                (b)  $25.00 per day minimum
                (c)  $ 1.00, if no cusip
                (d)  At no additional cost to FPS clients
                (e)    Interactive Data also charges monthly
                       transmission costs and disk storage charges.

          1)  Futures and Currency Forward Contracts  -  $2.00 per
              Issue per Day

          2)  Reuters, Inc.*
              *Based on current vendor costs, subject to change.
                FPS does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

              3)    Telerate Systems, Inc.* (if applicable)
                *Based on current vendor costs, subject to change.

              Specific costs will be identified based upon options
                  selected and will be billed monthly.

       C.  SEC Yield Calculation: (if applicable)
         Provide up to 12 reports per year to reflect the yield calculations for non-money market funds required by the SEC, $1,000 per year per fund. For multiple class funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per fund (US dollar denominated securities only).

       III.  Fees related to Shareholder Servicing

        A. Transfer Agent and Shareholder Services:
        $20.00 per account per year per portfolio
        $21.00 per account per year per portfolio, 12b-1 trail
        $27,000 annual minimum per portfolio, single class*

           *This fee is reduced to $24,000/year for the first two years of a 3-year contract.

        B. IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:

           Annual Maintenance Fee-$12.00 per account per year
           (normally charged to participants)

        C. FUND/SERV Processing (if applicable)

           One time start-up fee of $1,000. Monthly maintenance fee of $50.00.

        D. Networking Processing (If Applicable)

           One time start-up fee of $1,000. Monthly maintenance fee of $75.00.

IV.  Fees related to the Administration of the Safekeeping of the assets of the Trust

        A. Domestic Securities and ADRs: (1/12th payable monthly)

           .0002       On the First        $ 50 Million of
                                           Average Net Assets
           .00015      On the Next              $150 Million of
                                           Average Net Assets
           .000125          Over                $200 Million of
                                           Average Net Assets

           Minimum monthly fee is $500 per separate series of shares.


        B. Custody Domestic Securities Transactions Charge: (billed monthly)

           Book Entry DTC, Federal Book Entry, PTC . . . .    $12.00
           Physical Securities, Physical GNMA's. . . . .      $20.00
           RIC's . . . . . . . . . . . . . . . . . . . .      $24.50
           P & I Paydowns. . . . . . . . . . . . . . . .     $  7.00
           Options/Futures . . . . . . . . . . . . . . .      $20.00
           Savings Account . . . . . . . . . . . . . . .     $  3.00
           Wires . . . . . . . . . . . . . . . . . . . .     $  7.00
           Check Request . . . . . . . . . . . . . . . .     $  6.00

           A transaction includes buys, sells, maturities or free security movements.


        C. When Issued, Securities Lending, Index Futures, Forward
           Contracts
           Should any of these investment vehicles require a separate segregated custody account, a fee of $250 per account per month will apply.

        D. Custody Miscellaneous Fees
           Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, funds transfer, special local taxes, stamp duties, registration fees, overdrafts, messenger and courier services and other out-of-pocket expenses.

V.      Out-of-Pocket Expenses
        The Trust will reimburse FPS monthly for all out-of-pocket expenses which include, but are not limited to, the following: postage, stationary (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, costs of EDGAR filings, Board Meeting materials, approved record retention, pre-approved travel expenses and copying and sending materials to auditors and/or regulatory agencies for off-site examinations.

VI.     Additional Services
        Activities of a non-recurring nature, including but not limited to, shareholder in-kinds, fund consolidations, mergers, acquisitions, reorganizations or the addition or deletion of a series are not included herein, and will be quoted separately.
        To the extent the Advisor should decide to issue additional separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.

        To the extent the Trust commences using investment techniques such as security lending, short sales, swaps, futures, leveraging, precious metals, reverse repurchase agreements and foreign securities, additional fees will apply.



                                             Schedule "C"


                  IDENTIFICATION OF FUNDS



Below are listed the separate funds of Beacon Global Advisors Trust to which services under this Agreement are to be performed as of the Execution Date of this Agreement:

              1.  The Cruelty Free Value Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.